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EXHIBIT 11

PEOPLES BANCORP INC.
Computation of Earnings Per Share


                                 Three Months ended June 30                  Six Months ended June 30
                             1994          1993<F1>     1993<F1>          1994           1993<F1>     1993<F1>
                                           Before       After                            Before       After
                                           Cumulative   Cumulative                       Cumulative   Cumulative
                                           Effect of    Effect of                        Effect of    Effect of
                                           Accounting   Accounting                       Accounting   Accounting
                                           Changes      Changes                          Changes      Changes

FULLY DILUTED EARNINGS PER SHARE


EARNINGS
Net income                   $1,312,000    $1,136,000    $1,136,000        $2,618,000    $2,638,000   $2,324,000
Add: Effect of not having
   Convertible Subordinated
   Debenture outstanding
   net of tax effect         0             5,000         5,000              0            21,000       21,000

        SUBTOTAL             $1,312,000    $1,141,000    $1,141,000         $2,618,000   $2,659,000   $2,345,000


COMMON SHARES OUTSTANDING
Weighted average Common
   Shares Outstanding        2,898,371     2,880,500     2,880,500          2,900,818    2,818,278    2,818,278

Add: Shares issued
    assuming conversion of
    Convertible Debentures
    at beginning of period   0             45,304        45,304             0            90,018       90,018

Add: Adjustment for
     outstanding stock
     options                 10,383                                         10,338

         SUBTOTAL            2,908,754     2,925,804     2,925,804          2,911,156    2,908,296    2,908,296


FULLY DILUTED
    EARNINGS PER SHARE       $0.45         $0.39         $0.39              $0.90        $0.91        $0.80



<F1>  Previous periods weighted average shares outstanding have been adjusted due to 2 for 1 stock split issued April 15, 1993.

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